UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2014

WESTBURY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-184594	46-1834307
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 South Main Street, West Bend, Wisconsin	53095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (262) 334-5563

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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Item 8.01.	Other Events.

On January 24, 2014, Westbury Bank (the “Bank”), the wholly-owned subsidiary of Westbury Bancorp, Inc. (the “Company”), notified the Office of the Comptroller of the Currency (the “OCC”) that the Bank intends to close two branches located in Brown Deer, Wisconsin and Richfield, Wisconsin. The branch closings are expected to be effective May 2, 2014. Also on January 24, 2014, the Bank notified customers of the Brown Deer and Richfield branches of the closings.

The decision to close these branches was based on a number of factors, including reduced lobby traffic and slow deposit growth in the branches combined with increased costs associated with operating these branches. Customers of the Brown Deer and Richfield branches will experience no changes to their accounts, and will be able to visit any of the Bank’s branches for service and to conduct banking activities through the Bank’s online banking platform.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. None.

(d)	Exhibits. None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTBURY BANCORP, INC.
DATE: January 24, 2014	By:	/s/ Raymond F. Lipman
Raymond F. Lipman
President and Chief Executive Officer

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